CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Fixed Income Securities Funds of our reports dated March 21, 2025, relating to the financial statements and financial highlights of Vanguard Real Estate II Index Fund, Vanguard Intermediate-Term Treasury Fund, Vanguard Long-Term Treasury Fund, Vanguard Short-Term Federal Fund, Vanguard Short-Term Treasury Fund, Vanguard GNMA Fund, Vanguard Intermediate-Term Investment-Grade Fund, Vanguard Long-Term Investment-Grade Fund, Vanguard Short-Term Investment-Grade Fund, Vanguard High-Yield Corporate Fund and Vanguard Ultra-Short-Term Bond Fund, which appear in Vanguard Fixed Income Securities Funds’ Certified Shareholder Report on Form N-CSR for the year ended January 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 27, 2025